Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information presented below illustrates the estimated effects of the (i) acquisition of Roku, Inc. (“Roku”) by Fox Corporation (“FOX”) and (ii) related financing transactions.

On June 14, 2026, FOX, Falcon Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of FOX (“Merger Sub 1”), Falcon Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of FOX (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), and Roku, entered into an Agreement and Plan of Merger, dated as of June 14, 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”). On November 6, 2026 (the “Merger Closing Date”), pursuant to the terms and conditions of the Merger Agreement, FOX acquired Roku by way of (i) the merger of Merger Sub 1 with and into Roku (the “First Merger”), with Roku continuing as the surviving corporation in the First Merger and becoming a wholly owned subsidiary of FOX (the “Surviving Corporation”), and (ii) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, the merger of the Surviving Corporation with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving entity in the Second Merger and continuing as a wholly owned subsidiary of FOX. Merger Sub 2 was subsequently renamed “Roku, LLC.”

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Mergers (the “Effective Time”), each share of Class A Common Stock, $0.0001 par value per share, of Roku (“Roku Class A Common Stock”) and each share of Class B Common Stock, $0.0001 par value per share, of Roku (“Roku Class B Common Stock”), other than certain excluded shares and shares subject to appraisal rights was converted, for the purposes of the unaudited pro forma condensed combined financial information presented herein, into the right to receive (i) 0.9693 shares of Class A Common Stock, par value $0.01 per share, of FOX (the “FOX Class A Common Stock”) and (ii) $96.00 in cash, without interest (collectively, the “Merger Consideration”). The exchange ratio is fixed and will not be adjusted, except in limited circumstances as described in the joint proxy statement/prospectus of FOX, filed and declared effective on September 1, 2026 (the “Joint Proxy Statement/Prospectus”). For purposes of the unaudited pro forma condensed combined financial information presented herein, no adjustments to the exchange ratio have been made and an exchange ratio of 0.9693 shares of FOX Class A Common Stock and $96.00 in cash has been used. No fractional shares of FOX Class A Common Stock were issued in connection with the Mergers.

FOX financed the cash portion of the Merger Consideration through borrowings of approximately $8.4 billion under the Bridge Facility (as defined below), $2 billion of borrowings under the Term Loan Facility (as defined below), and available cash on hand at FOX and Roku. The Term Loan Facility and the Bridge Facility are collectively referred to herein as the “Financing Transactions.”

In connection with the Mergers, FOX entered into a commitment letter (the “Bridge Commitment Letter”), dated June 14, 2026, pursuant to which the commitment parties thereto committed to provide up to $12 billion of senior unsecured bridge loans (the “Bridge Commitment”). On November 5, 2026, FOX entered into a bridge credit agreement (the “Bridge Credit Agreement”), among FOX, as borrower, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley Senior Funding”), Citibank, N.A., Deutsche Bank AG New York Branch, Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., and/or their respective affiliates (collectively, the “Bridge Lenders”), and Morgan Stanley Senior Funding, as administrative agent, pursuant to which the Bridge Lenders party thereto committed to provide, contingent upon the consummation of the Mergers and certain other customary conditions to funding, a senior unsecured bridge facility in an aggregate principal amount of $8.4 billion (the “Bridge Facility”). On the Merger Closing Date, FOX borrowed $8.4 billion of loans under the Bridge Facility, the proceeds of which were used to pay a portion of the cash consideration and other amounts payable in connection with the Mergers. The remaining balance of the Bridge Commitment under the Bridge Commitment Letter was terminated on the Merger Closing Date. FOX expects to complete additional financing transactions subsequent to the consummation of the Mergers, including the issuance of senior unsecured debt to refinance borrowings under the Bridge Facility (the “Permanent Financing”).

On June 30, 2026, FOX entered into the term loan agreement, pursuant to which the lenders party thereto committed to provide, subject to the consummation of the Mergers and other customary funding conditions, a senior unsecured term loan facility in an aggregate principal amount of $1 billion (the “Term Loan Facility”). The Term Loan Facility matures two years following the Merger Closing Date and provides FOX with the ability to borrow up to an additional $1 billion of term loans, subject to certain conditions. On November 6, 2026, FOX entered into an amended and restated term loan agreement, among FOX, as borrower, the lenders party thereto and Morgan Stanley Senior Funding, as administrative agent, to amend and restate in its entirety the term loan agreement with respect to the Term Loan Facility to, among other things, (i) increase the commitments thereunder from $1 billion to $2 billion, (ii) remove the ability of FOX to incur additional term loans under the Term Loan Facility and (iii) permit full cash netting in connection with the calculation of the financial covenant contained therein. On November 6, 2026, FOX borrowed $2 billion under the Term Loan Facility to fund a portion of the cash consideration and other amounts payable in connection with the Mergers.

On the Merger Closing Date, Roku’s existing credit agreement, dated as of September 16, 2024, was terminated. No adjustment for purposes of the unaudited pro forma condensed combined financial information presented herein (a “pro forma adjustment”) has been made to reflect the termination of commitments under the existing Roku credit agreement because no borrowings were outstanding under Roku’s existing credit agreement on the Merger Closing Date or on September 30, 2026, the date of the unaudited pro forma condensed combined balance sheet presented herein.

Pursuant to the Merger Agreement, Roku established a cash transaction and retention bonuses pool, consisting of one-time transaction bonuses payable at the Merger Closing Date and retention bonuses that generally vest and become payable 12 months following the Merger Closing Date, in each case, subject to the employee’s continued employment. Roku finalized retention bonuses totaling $31 million for certain employees. These bonuses will vest and become payable 12 months following the Merger Closing Date, subject to the employees’ continued employment, or earlier upon termination by FOX other than for cause. Accordingly, a pro forma adjustment of $31 million has been reflected to recognize the retention bonus expense in the unaudited pro forma condensed combined financial information presented herein.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the Mergers and the Financing Transactions as if each had occurred on September 30, 2026, for the purposes of the unaudited pro forma condensed combined balance sheet, and as if the Mergers and the Financing Transactions each occurred on July 1, 2025, the first day of the FOX fiscal year ended June 30, 2026, for the purposes of the unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2026, and the fiscal year ended June 30, 2026.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. Pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are based on information currently available and certain assumptions that management believes are reasonable and supportable, and do not reflect any cost savings, operating synergies or revenue synergies that may result from the Mergers or the costs to achieve such synergies.

FOX and Roku have different fiscal year ends. Accordingly, Roku’s historical financial information has been aligned with FOX’s reporting and reflects Financing Transaction Accounting Adjustments and Mergers Transaction Accounting Adjustments that are required under Article 11 of Regulation S-X. No Management’s Adjustments have been reflected in the unaudited pro forma condensed combined financial information. All financial data included in the unaudited pro forma condensed combined financial information is presented in millions of U.S. dollars, except per share information, and has been prepared on the basis of generally accepted accounting principles in the United States (“U.S. GAAP”) and FOX’s accounting policies.

The unaudited pro forma condensed combined financial information was prepared using the following financial information:

•

The unaudited pro forma condensed combined balance sheet as of September 30, 2026 combines the historical unaudited consolidated balance sheet of FOX as of September 30, 2026 with Roku’s historical unaudited condensed consolidated balance sheet as of September 30, 2026.

•

The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2026 combines FOX’s historical unaudited consolidated statement of operations for the three months ended September 30, 2026 with Roku’s historical unaudited condensed consolidated statement of operations, after reclassifications, for the three months ended September 30, 2026.

•

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026 combines FOX’s historical audited consolidated statement of operations for the year ended June 30, 2026 with Roku’s historical unaudited consolidated statement of operations, after reclassifications, for the twelve months ended June 30, 2026.

•

Roku’s historical unaudited consolidated statement of operations, after reclassifications, for the twelve months ended June 30, 2026 was derived starting with Roku’s audited consolidated statement of operations for the fiscal year ended December 31, 2025, subtracting Roku’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2025, and adding Roku’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2026.

The unaudited pro forma condensed combined financial information has been prepared by FOX and is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Mergers and Financing Transactions been completed as of the dates indicated or that may be achieved in the future. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors,” in the Joint Proxy Statement/Prospectus and the other reports FOX and Roku file with the SEC under the Securities Exchange Act of 1934, as amended.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, whereby FOX has been identified as the accounting acquirer. FOX was determined to be the accounting acquirer for several reasons, including but not limited to the fact that FOX stockholders hold the majority of shares of common stock of the combined company outstanding, as well as the composition of the management team (including the chief executive officer) and board of directors of the combined company. The consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the Merger Closing Date, and any excess value of the consideration transferred over the acquired net assets will be recognized as goodwill. The assets and liabilities of Roku have been measured based on various preliminary estimates using assumptions that management believes are reasonable, based on information that is currently available. The purchase price allocation is preliminary and based on currently available information, and as a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. As a result, actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information and the differences may be material.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following information:

•

The historical unaudited consolidated financial statements of FOX as of and for the period ended September 30, 2026 and the related notes included in FOX’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 filed with the SEC on November 2, 2026;

•

The historical audited consolidated financial statements of FOX as of and for the fiscal year ended June 30, 2026 and the related notes included in FOX’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed with the SEC on August 6, 2026;

•

The historical unaudited consolidated financial statements of Roku as of and for the period ended September 30, 2026 and the related notes, included in Roku’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 filed with the SEC on November 2, 2026;

•

The historical audited consolidated financial statements of Roku as of and for the year ended December 31, 2025 and the related notes included in Roku’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026;

•

The historical unaudited consolidated financial statements of Roku as of and for the periods ended June 30, 2026 and June 30, 2025 and the related notes, included in Roku’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2026; and

•

The historical audited consolidated financial statements of Roku as of and for the year ended December 31, 2025 and the related notes included in Roku’s Current Report on Form 8-K filed with the SEC on June 18, 2026.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2026

(in millions)

	Fox Corporation Historical	Roku, Inc. Historical, After Reclassifications (Note 2)	Financing Transaction Accounting Adjustments	Notes	Mergers Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$4,536	$2,721	$10,355	4(a)(b)	$(14,718)	4(c)	$2,894
Receivables, net	3,657	888	—		—		4,545
Inventories, net	689	—	—		—		689
Other	320	328	(32)	4(b)	—		616

Total current assets	9,202	3,937	10,323		(14,718)		8,744

Non-current assets
Property and equipment, net	1,850	143	—		—		1,993
Intangible assets, net	2,834	39	—		8,761	4(d)	11,634
Goodwill	3,647	309	—		14,264	4(c)(d) (e)(g)(h)	18,220
Deferred tax assets	2,316	19	—		(992)	4(g)	1,343
Other non-current assets	3,244	477	—		—		3,721

Total assets	$23,093	$4,924	$10,323		$7,315		$45,655

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$2,429	$1,461	$—		$143	4(f)	$4,033

Total current liabilities	2,429	1,461	—		143		4,033

Non-current liabilities
Borrowings	6,607	—	10,323	4(a)(b)	—		16,930
Other liabilities	1,400	427	—		—		1,827
Redeemable noncontrolling interests	86	—	—		—		86
Commitments and contingencies
Equity
Class A Common Stock	2	—	—		1	4(h)	3
Class B Common Stock	2	—	—		—		2
Additional paid-in capital	7,294	4,254	—		6,096	4(e)(h)	17,644
Retained earnings (deficit)	5,277	(1,218)	—		1,075	4(f)(h)	5,134
Accumulated other comprehensive loss	(109)	—	—		—		(109)

Total Fox Corporation stockholders’ equity	12,466	3,036	—		7,172		22,674
Noncontrolling interests	105	—	—		—		105

Total equity	12,571	3,036	—		7,172		22,779

Total liabilities and equity	$23,093	$4,924	$10,323		$7,315		$45,655

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended September 30, 2026

(in millions, except per share data)

	Fox Corporation Historical	Roku, Inc. Historical, After Reclassifications (Note 2)	Financing Transaction Accounting Adjustments	Notes	Mergers Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$4,571	$1,502	$—		$(107)	5(c)	$5,966
Operating expenses	(2,363)	(1,119)	—		107	5(c)	(3,375)
Selling, general and administrative	(567)	(215)	—		(68)	5(g)	(850)
Depreciation and amortization	(118)	(14)	—		(185)	5(d)	(317)
Restructuring, impairment and other corporate matters	(17)	10	—		—		(7)
Equity losses of affiliates	—	—	—		—		—
Interest expense, net	(80)	23	(123)	5(a)(b)	—		(180)
Non-operating other, net	(143)	—	—		—		(143)

Income before income tax expense	1,283	187	(123)		(253)		1,094
Income tax expense	(326)	(4)	30	5(f)	62	5(f)	(238)

Net income	957	183	(93)		(191)		856
Less: Net income attributable to noncontrolling interests	(14)	—	—		—		(14)

Net income attributable to Fox Corporation stockholders	$943	$183	$(93)		$(191)		$842

EARNINGS PER SHARE DATA
Net income attributable to Fox Corporation stockholders per share:
Basic	$2.24					6	$1.48
Diluted	$2.20					6	$1.45
Weighted-average common shares outstanding:
Basic	421,212,097					6	569,821,545
Diluted	428,036,905					6	580,513,853

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2026

(in millions, except per share data)

	Fox Corporation Historical	Roku, Inc. Historical, After Reclassifications (Note 2)	Financing Transaction Accounting Adjustments	Notes	Mergers Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$17,126	$5,209	$—		$(302)	5(c)	$22,033
Operating expenses	(10,853)	(4,024)	—		302	5(c)	(14,575)
Selling, general and administrative	(2,367)	(823)	—		(428)	5(g)(h)	(3,618)
Depreciation and amortization	(410)	(69)	—		(733)	5(d)	(1,212)
Restructuring, impairment and other corporate matters	(151)	(19)	—		(143)	5(e)	(313)
Equity losses of affiliates	(20)	—	—		—		(20)
Interest expense, net	(274)	90	(642)	5(a)(b)	—		(826)
Non-operating other, net	(773)	24	—		—		(749)

Income before income tax expense	2,278	388	(642)		(1,304)		720
Income tax expense	(551)	(33)	158	5(f)	321	5(f)	(105)

Net income	1,727	355	(484)		(983)		615
Less: Net income attributable to noncontrolling interests	(42)	—	—		—		(42)

Net income attributable to Fox Corporation stockholders	$1,685	$355	$(484)		$(983)		$573

EARNINGS PER SHARE DATA
Net income attributable to Fox Corporation stockholders per share:
Basic	$3.91					6	$0.99
Diluted	$3.84					6	$0.97
Weighted-average common shares outstanding:
Basic	431,249,754					6	579,859,202
Diluted	439,185,842					6	591,399,622

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in these notes to the unaudited pro forma condensed combined financial information.

FOX and Roku’s historical financial statements were prepared in accordance with U.S. GAAP. As discussed in Note 2, certain reclassifications were made to align the financial statement presentation of FOX and Roku. FOX has performed a preliminary review of Roku’s accounting policies to determine whether differences in accounting policies require adjustment to conform to FOX’s accounting policies. Based on the review completed to date, FOX has not identified any material differences requiring adjustment. As the review is finalized, additional differences may be identified.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with FOX as the accounting acquirer. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recognized and measured at their estimated acquisition-date fair values. The excess of the preliminary estimated Merger Consideration over the estimated fair value of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill. The preliminary estimated value of the Merger Consideration is based upon (i) the number of shares of FOX Class A Common Stock estimated to be issued to Roku stockholders in the Mergers, calculated as the Exchange Ratio of 0.9693 multiplied by the number of shares of Roku Class A Common Stock and Roku Class B Common Stock outstanding as of November 4, 2026, multiplied by the closing price of the FOX Class A Common Stock as of November 4, 2026, plus (ii) the estimated aggregate cash payment, calculated as the number of shares of Roku Class A Common Stock and Roku Class B Common Stock outstanding as of November 4, 2026, multiplied by the cash consideration of $96.00 per share to be paid by FOX pursuant to the Merger Agreement. The preliminary estimated Merger Consideration also reflects the assumed conversion and settlement of outstanding Roku equity awards pursuant to the Merger Agreement. The final value of the Merger Consideration was determined based on the actual number of shares of FOX Class A Common Stock issued to Roku common stockholders multiplied by the closing price of FOX Class A Common Stock on November 5, 2026 and the actual cash payments made by FOX.

The allocation of the preliminary estimated Merger Consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the preliminary estimated Merger Consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. Accordingly, the final purchase price allocation may differ materially from the preliminary allocation reflected herein. The final purchase price allocation will be based on the actual net tangible and intangible assets existing at the Merger Closing Date.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information reflects adjustments to eliminate transactions between FOX and Roku related to the purchase and sale of digital advertising and distribution agreements between the companies. FOX is not aware of any additional material historical transactions between FOX and Roku during the periods presented that require elimination in the unaudited pro forma condensed combined financial information.

Note 2. Significant Accounting Policies and Reclassification Adjustments

Significant Accounting Policies

During the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align the financial statement presentation of FOX and Roku. FOX has performed a preliminary review of Roku’s accounting policies to determine whether differences in accounting policies require adjustment to conform to FOX’s accounting policies. Based on the review completed to date, FOX has not identified any material differences requiring adjustment. As the review is finalized, additional differences may be identified.

Following the closing of the Mergers, FOX will conduct a more detailed review of Roku’s accounting policies to determine if differences in accounting policies require further reclassification or adjustment of Roku’s results of operations, or reclassification or adjustment of assets or liabilities, to conform to FOX’s accounting policies and presentation. As a result, FOX may identify additional differences between the accounting policies of FOX and Roku that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information. In certain cases, the information necessary to evaluate the differences in accounting policies and impacts thereof will not be available until after the Mergers are completed.

The following reclassification adjustments were made to conform the presentation of Roku’s historical consolidated balance sheet as of September 30, 2026, to FOX’s presentation (in millions):

Fox Corporation’s Historical Consolidated Balance Sheet Line Items	Roku, Inc.’s Historical Consolidated Balance Sheet Line Items	Roku, Inc. Historical as of September 30, 2026	Reclassification	Notes	Roku, Inc. Historical After Reclassification as of September 30, 2026
Cash and cash equivalents	Cash and cash equivalents	$2,519	$202	(a)	$2,721
	Short-term investments	202	(202)	(a)	—
Receivables, net	Accounts receivable, net of allowances	888	—		888
Inventories, net			—		—
	Inventories	170	(170)	(c)	—
	Prepaid expenses and other current assets	173	(173)	(b)(d)	—
Other			328	(c)(d)	328
Property and equipment, net	Property and equipment, net	143	—		143
Intangible assets, net	Intangible assets, net	39	—		39
Goodwill	Goodwill	309	—		309
Deferred tax assets			19	(g)	19
Other non-current assets	Other non-current assets	77	400	(b)(e)(f)(g)	477
	Operating lease right-of-use assets	223	(223)	(e)	—
	Content assets, net	181	(181)	(f)	—
Accounts payable, accrued expenses and other current liabilities			1,461	(h)(i)(j)	1,461
	Accounts payable	349	(349)	(h)	—
	Accrued liabilities	993	(993)	(i)	—
	Deferred revenue, current portion	119	(119)	(j)	—
Other liabilities	Other long-term liabilities	83	344	(k)(l)	427
	Deferred revenue, non-current portion	26	(26)	(k)	—
	Operating lease liability, non-current	318	(318)	(l)	—
Additional paid-in capital	Additional paid-in capital	4,254	—		4,254
Retained earnings	Accumulated deficit	(1,218)	—		(1,218)

(a)	Represents a reclassification of $202 million from “Short-term investments” to “Cash and cash equivalents,” based on remaining time to maturity as of September 30, 2026.
(b)	Represents a reclassification of $15 million from “Prepaid expenses and other current assets” to “Other non-current assets.”
(c)

Represents a reclassification of $170 million from “Inventories” to “Other.” Historically, FOX has recorded the current portion of its content assets within “Inventories, net,” with all other tangible inventory balances, not representing content assets, classified within “Other.”

(d)	Represents a reclassification of $158 million from “Prepaid expenses and other current assets” to “Other.”
(e)	Represents a reclassification of $223 million from “Operating lease right-of-use assets” to “Other non-current assets.”
(f)	Represents a reclassification of $181 million from “Content assets, net” to “Other non-current assets.”
(g)	Represents a reclassification of $19 million from “Other non-current assets” to “Deferred tax assets.”
(h)	Represents a reclassification of $349 million from “Accounts payable” to “Accounts payable, accrued expenses and other current liabilities.”
(i)	Represents a reclassification of $993 million from “Accrued liabilities” to “Accounts payable, accrued expenses and other current liabilities.”
(j)	Represents a reclassification of $119 million from “Deferred revenue, current portion” to “Accounts payable, accrued expenses and other current liabilities.”
(k)	Represents a reclassification of $26 million from “Deferred revenue, non-current portion” to “Other liabilities.”
(l)	Represents a reclassification of $318 million from “Operating lease liability, non-current” to “Other liabilities.”

The following reclassification adjustments were made to conform the presentation of Roku’s historical consolidated statement of operations for the three months ended September 30, 2026, to FOX’s presentation (in millions):

Fox Corporation’s Historical Consolidated Statement of Operations Line Items	Roku, Inc.’s Historical Consolidated Statement of Operations Line Items	Roku, Inc. Historical Three Months Ended September 30, 2026	Reclassification	Notes	Roku, Inc. Historical After Reclassification Three Months Ended September 30, 2026
Revenues	Net revenue	$1,502	$—		$1,502
Operating expenses			1,119	(m)(n)(o)	1,119
	Cost of revenue	853	(853)	(m)	—
	Research and development	187	(187)	(n)	—
	Sales and marketing	191	(191)	(o)(p)(s)(t)	—
Selling, general and administrative			215	(p)(q)	215
	General and administrative	107	(107)	(q)(r)(u)	—
Depreciation and amortization			14	(t)(u)	14
Restructuring, impairment and other corporate matters			(10)	(r)(s)	(10)
Interest expense, net	Interest expense	(1)	24	(v)	23
Non-operating other, net	Other income, net	24	(24)	(v)	—
Income tax expense	Income tax expense	4	—		4

(m)	Represents a reclassification of $853 million from “Cost of revenue” to “Operating expenses.”

(n)	Represents a reclassification of $187 million from “Research and development” to “Operating expenses.”

(o)

Represents a reclassification of $79 million from “Sales and marketing” to “Operating expenses” to reflect the nature of the underlying costs, which primarily relate to activities supporting growth and engagement, and to drive sales of licensed Roku TV partners’ products to consumers through retail distribution channels.

(p)

Represents a reclassification of $128 million from “Sales and marketing” to “Selling, general and administrative” to reflect the nature of the underlying costs, which primarily relate to activities supporting the sale of Roku’s products and services.

(q)	Represents a reclassification of $87 million from “General and administrative” to “Selling, general and administrative.”

(r)	Represents a reclassification of $9 million from “General and administrative” to “Restructuring, impairment and other corporate matters.”

(s)	Represents a reclassification of $(19) million of contract settlement gains from “Sales and marketing” to “Restructuring, impairment and other corporate matters.”

(t)	Represents a reclassification of $3 million of depreciation expense from “Sales and marketing” to “Depreciation and amortization.”

(u)	Represents a reclassification of $11 million of depreciation expense from “General and administrative” to “Depreciation and amortization.”

(v)	Represents a reclassification of $24 million from “Other income, net” to “Interest expense, net.”

The following reclassification adjustments were made to conform the presentation of Roku’s historical consolidated statement of operations for the year ended June 30, 2026, to FOX’s presentation (in millions):

		(A)	(B)	(C)	(A) - (B) + (C)
Fox Corporation’s Historical Consolidated Statement of Operations Line Items	Roku, Inc.’s Historical Consolidated Statement of Operations Line Items	Roku, Inc. Historical Year Ended December 31, 2025	Roku, Inc. Historical Six Months Ended June 30, 2025	Roku, Inc. Historical Six Months Ended June 30, 2026	Roku, Inc. Historical Twelve Months Ended June 30, 2026	Reclassification	Notes	Roku, Inc. Historical After Reclassification Twelve Months Ended June 30, 2026
Revenues	Net revenue	$4,737	$2,132	$2,604	$5,209	$—		$5,209
Operating expenses						4,024	(w)(x)(y)	4,024
	Cost of revenue	2,663	1,189	1,365	2,839	(2,839)	(w)(cc)	—
	Research and development	729	363	369	735	(735)	(x)(dd)	—
	Sales and marketing	964	467	445	942	(942)	(y)(z)(ee)	—
Selling, general and administrative						823	(z)(aa)	823
	General and administrative	386	194	227	419	(419)	(aa)(bb)(ff)	—
Depreciation and amortization						69	(cc)(dd)(ee) (ff)	69
Restructuring, impairment and other corporate matters						19	(bb)	19
Interest expense, net	Interest expense	(2)	(1)	(1)	(2)	92	(gg)	90
Non-operating other, net	Other income, net	101	46	61	116	(92)	(gg)	24
Income tax expense	Income tax expense	6	(19)	8	33	—		33

(w)	Represents a reclassification of $2.8 billion from “Cost of revenue” to “Operating expenses.”

(x)	Represents a reclassification of $734 million from “Research and development” to “Operating expenses.”

(y)

Represents a reclassification of $457 million from “Sales and marketing” to “Operating expenses” to reflect the nature of the underlying costs, which primarily relate to activities supporting growth and engagement, and to drive sales of licensed Roku TV partners’ products to consumers through retail distribution channels.

(z)

Represents a reclassification of $468 million from “Sales and marketing” to “Selling, general and administrative” to reflect the nature of the underlying costs, which primarily relate to activities supporting the sale of Roku’s products and services.

(aa)	Represents a reclassification of $355 million from “General and administrative” to “Selling, general and administrative.”

(bb)	Represents a reclassification of $19 million from “General and administrative” to “Restructuring, impairment and other corporate matters.”

(cc)	Represents a reclassification of $6 million of depreciation expense from “Cost of revenue” to “Depreciation and amortization.”

(dd)	Represents a reclassification of $1 million of depreciation expense from “Research and development” to “Depreciation and amortization.”

(ee)	Represents a reclassification of $17 million of depreciation expense from “Sales and marketing” to “Depreciation and amortization.”

(ff)	Represents a reclassification of $45 million of depreciation expense from “General and administrative” to “Depreciation and amortization.”

(gg)	Represents a reclassification of $92 million from “Other income, net” to “Interest expense, net.”

Note 3. Preliminary Purchase Price Allocation

Estimated Merger Consideration

The preliminary estimated Merger Consideration is based on the estimated number of shares of Roku Class A Common Stock and Roku Class B Common Stock outstanding that were converted into the Merger Consideration pursuant to the Merger Agreement and the closing price of the FOX Class A Common Stock as of November 4, 2026, the most recent practicable date. The Merger Consideration reflected in the unaudited pro forma condensed combined financial information is based on the exchange ratio of 0.9693 shares of FOX Class A Common Stock and cash consideration of $96.00 per share, which differs from the actual per share exchange ratio and cash consideration at closing. The estimated number of Roku shares outstanding and the closing price of FOX Class A Common Stock presented in the unaudited pro forma condensed combined financial information have each been determined based on information available as of November 4, 2026, the most recent practicable date.

The final Merger Consideration was determined based on the number of shares of Roku Class A Common Stock and Roku Class B Common Stock outstanding as of November 5, 2026. Accordingly, the final Merger Consideration will differ from the amounts reflected in the unaudited pro forma condensed combined financial information.

The following table presents the preliminary estimated Merger Consideration:

(Amounts in millions, except per share amounts)	Amount
Roku shares outstanding	149,105,522
Partially vested Roku RSUs	472,210
Vested Roku options	3,738,525

Total Roku shares expected to be converted into Merger Consideration (1)	153,316,257

Exchange Ratio	0.9693

Total FOX Class A Common Stock to be issued	148,609,448

Total FOX Class A Common Stock to be issued	148,609,448
FOX Class A Common Stock price (2)	$69.65

Total preliminary stock consideration	$10,351
Total Roku shares expected to be converted into Merger Consideration (1)	153,316,257
Per Share Cash Consideration	$96.00

Cash consideration (3)	$14,718

Total preliminary estimated Merger Consideration	$25,069

(1)

Represents the number of Roku shares outstanding, partially vested RSUs, and vested options that are expected to be converted into the right to receive Merger Consideration pursuant to the Merger Agreement. This estimate is based on Roku shares outstanding as of November 4, 2026, the most recent practicable date.

(2)	Represents the closing market price of FOX Class A Common Stock as of November 4, 2026, which has been used in estimating the preliminary stock consideration.
(3)	Represents the cash consideration payable pursuant to the Merger Agreement based on $96.00 per Roku share.

For purposes of the unaudited pro forma condensed combined financial information, the preliminary estimated stock consideration is based on the closing price of FOX Class A Common Stock as of November 4, 2026. A hypothetical 10% fluctuation in the market price of the FOX Class A Common Stock is reasonably possible based on historical volatility, and an illustration of the potential effect on each component of Merger Consideration would be:

(amounts in millions, except per share price)	FOX Class A Common Stock price	Stock Consideration	Cash Consideration	Merger Consideration
As presented	$69.65	$10,351	$14,718	$25,069
10% increase	$76.62	$11,386	$14,718	$26,104
10% decrease	$62.69	$9,316	$14,718	$24,034

Preliminary Purchase Price Allocation

The preliminary estimated Merger Consideration presented above has been allocated to the identifiable assets acquired and liabilities assumed based on their preliminary estimated fair values. The preliminary purchase price allocation has been prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recognized and measured at their estimated acquisition-date fair values.

The preliminary purchase price allocation is based on information currently available and assumptions that management believes are reasonable. The final purchase price allocation will be based on the final acquisition date fair values of the identifiable assets acquired and liabilities assumed as of the Merger Closing Date and may differ materially from the preliminary allocation reflected below as additional information becomes available and further analyses are completed.

The following table presents the preliminary allocation of the estimated Merger Consideration to the identifiable assets acquired and liabilities assumed of Roku based on their preliminary estimated fair values as of September 30, 2026.

(Amounts in millions)	As of September 30, 2026
Current assets
Cash and cash equivalents	$2,721
Receivables	888
Other	328

Total current assets	$3,937

Non-current assets
Property and equipment	$143
Intangible assets	8,800
Deferred tax assets	19
Other non-current assets	477

Total assets, excluding goodwill	$13,376

Current liabilities
Accounts payable, accrued expenses and other current liabilities	$1,461

Total current liabilities	$1,461

Non-current liabilities
Deferred tax liabilities (1)	$992
Other liabilities	427

Total liabilities	$2,880

Net assets acquired	$10,496
Goodwill	14,573

Preliminary fair value of total estimated Merger Consideration	$25,069

(1)

Includes a preliminary net deferred tax liability of approximately $1 billion, consisting of a $2.1 billion deferred tax liability primarily arising from the acquisition-date fair value step-up of identifiable intangible assets, partially offset by a $1.1 billion reduction to Roku’s historical valuation allowance based on FOX’s assessment of the realizability of the acquired deferred tax assets as of the Merger Closing Date. The resulting net deferred tax liability is reflected as a corresponding increase to preliminary goodwill.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined balance sheet as of September 30, 2026:

Financing Transaction Accounting Adjustments

The financing transaction accounting adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2026 are primarily comprised of the impact of borrowings of $2 billion under the Term Loan Facility, less debt issuance costs, and borrowings of $8.4 billion under the Bridge Facility, net of applicable capitalized financing fees, for total net borrowings of $10.3 billion. FOX financed the remaining cash consideration and related transaction costs with available cash on hand at FOX and Roku. FOX expects to refinance all of the borrowings under the Bridge Facility with Permanent Financing subsequent to the consummation of the Mergers.

(a)

Represents borrowings of $2 billion under the Term Loan Facility, less debt issuance costs, which were used to pay a portion of the cash consideration and related transaction costs in connection with the Mergers.

(b)

Represents the net borrowings of $8.3 billion under the Bridge Facility of $8.4 billion, less $76 million of capitalized financing fees, which were used to fund a portion of the cash consideration and related transaction costs in connection with the Mergers. The capitalized financing fees include structuring and upfront fees incurred in connection with the execution of the Bridge Commitment Letter, as well as funding fees payable upon drawing on the Bridge Facility. FOX has presented the borrowings as long-term within “Borrowings” in the unaudited pro forma condensed combined balance sheet based on its expectation to refinance all of the borrowings under the Bridge Facility with Permanent Financing subsequent to the consummation of the Mergers. Additionally, FOX’s historical balance sheet as of September 30, 2026 has been adjusted to reclassify $32 million of fees capitalized in connection with entering into the Bridge Commitment Letter from “Other” to “Borrowings.”

Mergers Transaction Accounting Adjustments

(c)	Represents an adjustment of $14.7 billion to decrease the amount of cash and cash equivalents, which was determined as follows:

(Amounts in millions)	As of September 30, 2026
Cash consideration transferred (1)	$14,718
Transaction costs (2)	—

Pro forma net adjustment to cash and cash equivalents	$14,718

(1)

Represents the estimated cash consideration transferred to Roku stockholders of $96.00 per outstanding share of Roku Class A Common Stock and Roku Class B Common Stock pursuant to the Merger Agreement (See Note 3).

(2)

Represents the incremental cash payment for estimated FOX transaction costs paid at the Merger Closing Date in connection with the Mergers. This adjustment reflects only transaction costs not previously accrued in FOX’s historical financial statements.

(d)	Represents an adjustment of $8.8 billion to intangible assets acquired from Roku recognized in connection with the Mergers, consisting of the following:

(Amounts in millions)	Estimated Useful Life (in years)	Preliminary Fair Value
Trade name	20	$2,500
Existing technology	7	2,200
Customer relationships	13	4,100

Total fair value of Roku’s identifiable intangible assets		$8,800
Less: Roku’s historical intangible assets		39

Pro forma adjustment to intangible assets		$8,761

The fair value estimates for all identifiable intangible assets are preliminary and are based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identifiable intangibles may differ materially from this preliminary determination.

The preliminary fair value of Roku’s identifiable intangible assets includes finite-lived intangible assets. The fair value assigned to intangible assets has been estimated based on third-party preliminary valuation studies utilizing income-based methodologies. The preliminary estimates and related useful lives are subject to refinement as additional information becomes available and the valuation procedures are completed. For purposes of the unaudited pro forma condensed combined financial information, leases, personal property, content assets (owned and licensed), deferred revenue, and inventory are presented at their respective historical book values, as management has determined that the carrying amounts of these assets and liabilities approximate their respective fair values. The final fair value, useful lives and resulting amortization may differ materially from the preliminary estimates reflected in the unaudited pro forma condensed combined financial information.

(e)

Represents the recognition of the preliminary goodwill of $14.3 billion associated with the Mergers. Goodwill represents the estimated Merger Consideration in excess of fair value of the underlying identifiable net assets acquired.

(Amounts in millions)	As of September 30, 2026
Goodwill per preliminary purchase price allocation	$14,573
Less: Historical Roku Goodwill	309

Net pro forma transaction adjustment to Goodwill	$14,264

(f)

Represents an adjustment to accrue FOX’s incremental estimated transaction costs of $143 million incurred in connection with the Mergers. This adjustment reflects only transaction costs not previously accrued in the historical financial statements. These costs are non-recurring and are not expected to have a continuing impact on FOX’s operating results in future periods.

(g)

Represents an adjustment of approximately $1 billion to increase the net deferred tax liability for temporary differences between the book and tax basis as a result of the preliminary purchase price allocation. The adjustment consists of a $2.1 billion increase to the deferred tax liability primarily arising from the acquisition-date fair value step-up of identifiable intangible assets, partially offset by a $1.1 billion reduction to Roku’s historical valuation allowance.

As part of the preliminary acquisition accounting, FOX reassessed Roku’s deferred tax assets and the related valuation allowance based on the facts and circumstances existing as of the Merger Closing Date, including expected sources of taxable income of the combined company. Based on this assessment, FOX preliminarily determined that Roku’s historical valuation allowance was no longer required.

A blended federal and state statutory rate of 24.66% was used in establishing the deferred tax liability. The purchase price allocation, including the related deferred tax balances, is preliminary and based on management’s current estimates and assumptions. The final purchase price allocation may differ from these preliminary estimates as additional information becomes available and the valuation of the acquired assets and assumed liabilities is completed.

(h)	The following table summarizes the transaction accounting adjustments impacting the historical equity balances of Roku:

Adjustments to Roku Equity: Represents the elimination of Roku’s historical equity balances as of September 30, 2026.

(Amounts in millions)	Adjustments to Roku Equity	Transaction Costs (1)	Total Transaction Accounting Adjustments
Common stock	$1	$—	$1
Additional paid-in capital (2)	6,096	—	6,096
Retained earnings	1,218	(143)	1,075
Accumulated other comprehensive income (loss)	—	—	—

Pro forma net adjustment to equity	$7,315	$(143)	$7,172

(1)

Transaction Costs: Represents $143 million of FOX’s estimated incremental transaction costs incurred in connection with the Mergers which have been reflected as a decrease in retained earnings. This adjustment reflects only transaction costs not previously accrued in the historical financial statements.

(2)

Additional paid-in capital: Reflects net adjustment to eliminate Roku’s historical additional paid-in capital of $4.3 billion and to record the issuance of $10.4 billion of FOX Class A Common Stock as Merger Consideration.

Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2026 and the year ended June 30, 2026, as follows:

Financing Transaction Accounting Adjustments

(a)

Represents an adjustment to interest expense related to borrowings under the $2 billion Term Loan Facility, including contractual interest and the amortization of debt issuance costs. The Term Loan Facility has an assumed SOFR-based interest rate of 5.04%, inclusive of the applicable margin.

(Amounts in millions)	Three Months Ended September 30, 2026	Year Ended June 30, 2026
Interest expense on the Term Loan Facility	$25	$101
Amortization of capitalized debt issuance costs	—	—

Pro forma adjustment to interest expense	$25	$101

An increase or decrease of 0.125% in the assumed variable interest rate is not expected to have a material impact on pro forma interest expense for the three months ended September 30, 2026 or the year ended June 30, 2026.

(b)

Represents an adjustment to interest expense related to borrowings under the Bridge Facility, including the contractual interest, commitment fees to maintain access to the Bridge Facility, and the amortization of capitalized fees incurred in connection with the execution of the Bridge Commitment Letter and the related drawdown. The Bridge Facility has an assumed SOFR-based interest rate of approximately 5.16%.

(Amounts in millions)	Three Months Ended September 30, 2026	Year Ended June 30, 2026
Interest expense on the drawn Bridge Facility	$109	$433
Amortization of capitalized fees incurred in connection with the execution of the Bridge Commitment Letter and commitment fee on undrawn Bridge Facility	(11)	108

Pro forma adjustment to interest expense	$98	$541

An increase or decrease of 0.125% in the assumed variable interest rate would increase or decrease pro forma interest expense by approximately $3 million and $11 million for the three months ended September 30, 2026 and the year ended June 30, 2026, respectively.

FOX’s historical statements of operations for the year ended June 30, 2026 include expenses associated with the Bridge Commitment Letter. The pro forma adjustment includes only the incremental amount not already reflected in FOX’s historical financial information. For the three months ended September 30, 2026, an adjustment of $11 million reflects the reversal of historical amortization expense associated with the Bridge Facility, as the related financing fees are reflected in the pro forma results for the year ended June 30, 2026.

Mergers Transaction Accounting Adjustments

(c)

Represents the elimination of transactions between FOX and Roku of $107 million and $302 million for the three months ended September 30, 2026 and the year ended June 30, 2026, respectively, related to the purchase and sale of digital advertising and distribution agreements between the companies.

(d)

Reflects the net incremental amortization expense of $185 million and $733 million for the three months ended September 30, 2026 and the year ended June 30, 2026, respectively, resulting from the preliminary fair value of Roku’s finite-lived intangible assets. Refer to the summary of amortization by component below:

(Amounts in millions)	Three Months Ended September 30, 2026	Year Ended June 30, 2026
Amortization expense based on preliminary fair value of acquired intangible assets	$189	$755
Elimination of Roku historical amortization expense	(4)	(22)

Pro forma adjustment to amortization expense	$185	$733

(e)

Represents an adjustment to record FOX’s estimated transaction costs of $143 million, incurred in connection with the Mergers. These costs are non-recurring and are not expected to have a continuing impact on FOX’s operating results in future periods. The pro forma adjustment includes only the incremental amount not already reflected in FOX’s historical financial information.

(f)

A blended federal and state statutory rate of 24.66% and 24.66% for the three months ended September 30, 2026 and the year ended June 30, 2026, respectively, has been assumed and applied only to the pro forma adjustments. The historical financial information reflects FOX’s and Roku’s historical reported amounts and has not been adjusted to reflect this assumed tax rate. The blended tax rate is not necessarily indicative of the effective tax rate of FOX. Further, as preliminary assessments are ongoing, no adjustments have been recorded related to tax deduction limitations for transaction costs.

(g)

Represents the incremental compensation expense of $68 million and $397 million for the three months ended September 30, 2026 and the year ended June 30, 2026, respectively, recognized following the Mergers related to the modification of Roku’s outstanding RSUs and options. The adjustment reflects the estimated incremental fair value attributable to the modified, unvested awards, which will be recognized over the respective remaining requisite service periods.

(h)

Represents an adjustment to selling, general and administrative expense of $31 million for the year ended June 30, 2026, associated with retention bonuses payable to certain Roku employees in connection with the Mergers. The bonuses vest and become payable 12 months following the Merger Closing Date, subject to continued employment, or earlier in the event of termination by FOX other than for cause. The adjustment reflects a nonrecurring expense that is not expected to have a continuing impact on the combined company’s results of operations.

Note 6. Pro Forma Earnings Per Share

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of FOX. The following table summarizes the computation of the unaudited pro forma combined basic and diluted earnings per share:

(Amounts in millions, except per share amounts)	Three Months Ended September 30, 2026	Year Ended June 30, 2026
Numerator:
Pro forma net income	$856	$615
Pro forma net income attributable to common shareholders	$842	$573
Denominator - Basic:
Historical FOX weighted average shares of common stock outstanding	421,212,097	431,249,754
Class A Common Stock issuance	148,609,448	148,609,448

Pro forma weighted average shares outstanding - Basic	569,821,545	579,859,202

Pro Forma earnings per share - Basic	$1.48	$0.99
Denominator - Diluted:
Historical FOX weighted average shares of common stock outstanding - Diluted	428,036,905	439,185,842
Class A Common Stock issuance	148,609,448	148,609,448
Converted unvested awards outstanding - Diluted	3,867,500	3,604,332

Pro forma weighted average shares outstanding - Diluted	580,513,853	591,399,622

Pro Forma earnings per share – Diluted	$1.45	$0.97